Amended and Restated

                             Underwriting Agreement

                                     Between

                       IMPACT MANAGEMENT INVESTMENT TRUST

                         IMPACT FINANCIAL NETWORK, INC.

     THIS UNDERWRITING AGREEMENT is made this 28th day of January, 2002, between Impact Management Investment Trust (the "Trust"), a Massachusetts business trust and Impact Financial Network, Inc. ("Underwriter"), a corporation organized under the laws of the State of Florida.

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company; and

     WHEREAS, the Underwriter is engaged in the business of promoting the distribution of the securities of investment companies, and is a member of the National Association of Securities Dealers (the "NASD") and is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act"); and

     WHEREAS, the Trust is authorized to issue an unlimited number of shares of beneficial interest ("Shares") in one or more classes or series, and has registered or qualified such shares as the case may be for public offering and distribution under the Securities Act of 1933 (the "1933 Act") and any applicable state securities laws; and

     WHEREAS, the Trust is authorized to offer for public sale one or more distinct series of Shares of beneficial interest ("Series"), representing an undivided interest in the assets, subject to the liabilities, allocated to that Series and each Series having a separate investment objective and policies; and

     WHEREAS, the Trust has established as separate series the portfolios listed on appendix A to this Agreement (each a "Portfolio"); and

     WHEREAS, the Trust wishes to employ the services of the Underwriter to assist in the distribution of the Shares in accordance with applicable laws and such Plan(s) of Distribution as the Trust may adopt; and

     WHEREAS, the Underwriter wishes to provide distribution services to the Trust as set forth below;

     NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

     1. SALES OF SHARES. During the term of this Agreement the Trust grants to the Underwriter the right to sell on it behalf Shares of all Series of the Trust, now or hereafter created, subject to the registration requirements of the 1933 Act, and of the laws governing the

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sale of securities  in various  states (the "Blue Sky Laws") under the terms and conditions set forth herein. In connection therewith, the Underwriter (I) shall have the right to sell, as agent on behalf of the Trust, Shares authorized for issue and registered under the 1933 Act and applicable Blue Sky laws; and (ii) shall sell such Shares only in compliance with applicable law, the terms set forth in the Trust's currently effective registration statement, and in accordance with any Plans of Distribution of the Trust for any Series, as may be in effect from time to time, and further in compliance with any limitations which may be imposed by the Trustees of the Trust. The Underwriter is not obligated to sell any specific number of Shares.

     2. SELLING DEALER AGREEMENTS. Subject to the supervisory authority of the Trustees of the Trust, and on such terms as are authorized by the Trust, the Underwriter may enter into selling dealer agreements with selected dealers and others ("Selling Dealers") for the provision of distribution services related to the sale of Trust Shares as well as other shareholder services as agreed by affected parties. The Underwriter will act only as principal in entering into such selling dealer agreements.

     3. SALES OF SHARES BY THE TRUST. The rights granted to the Underwriter shall be nonexclusive in that the Trust reserves the right to sell its Shares to investors on applications received and accepted by the Trust. Further, the Trust reserves the right to issue Shares in connection with (a) the merger or consolidation of the assets of, or acquisition by the Trust through purchase or, otherwise, with any other investment company, trust or personal holding company;
(b) the payment or reinvestment of dividends or distributions; or (c) any offer of exchange permitted by Section 11 of the 1940 Act.

     4. SHARES COVERED BY THIS AGREEMENT. This Agreement shall apply to Shares of all Series of the Trust, Shares of all Series of the Trust held in its treasury in the event that in the discretion of the Trust treasury Shares shall be sold, and Shares of all series of the Trust repurchased for resale.

     5. PUBLIC OFFERING PRICE. Except as otherwise noted in the Trust's current Prospectus (the "Prospectus") or Statement of Additional Information (the "SAI") with respect to each Series, all Shares sold to investors by the Underwriter or the Trust will be sold at the public offering price. The Public offering price for all accepted subscriptions will be the net asset value per share, determined in the manner described in the Trust's current Prospectus or SAI with respect to the applicable Series. The Trust shall in all cases receive the net asset value per share on all sales.

     6. SUSPENSION OF SALES. If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be processed by the Underwriter except such unconditional orders placed with the Underwriter before it had knowledge of the suspension. In addition, the Trust reserves the right to suspend sales and the Underwriter's authority to process orders for Shares on behalf of the Trust if, in the judgment of the Trust it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust. In addition, the Trust and the Underwriter reserve the right to reject any purchase order.

     7. SOLICITATION OF SALES. In consideration of these rights granted to the Underwriter, the Underwriter agrees to use all reasonable efforts, consistent with their other business, to secure purchasers for Shares of the Trust. This shall not prevent the Underwriter from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. The Underwriter agrees to use all reasonable

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

efforts  to  ensure  that   taxpayer,   identification   numbers   provided  for
shareholders of the Trust are correct.

     8. AUTHORIZED REPRESENTATIONS. The Underwriter is not authorized by the Trust to give any information or to make any representations other than those contained in the appropriate registration statements, Prospectuses or SAI's filed with the Securities and Exchange Commission (the "SEC") under the 1933 Act or with the states under applicable Blue Sky Laws (as those registration statements, Prospectus and SAI's may be amended from time to time), or Contained in shareholder reports or other materials that may be prepared by or on behalf of the Trust for the Underwriter's use. This shall not be construed to prevent the Underwriter from preparing and distribution, in compliance with applicable laws and regulations, sales literature or other material as it may deem appropriate. The Underwriter will furnish or cause to be furnished copies of such sales literature or other material to the President of the Trust or his or her designee and will provide that designee with reasonable opportunity to comment on it. The Underwriter agrees to take appropriate action to cease using such sales literature or other material to which the Trust reasonable objects as promptly as practicable after receipt of the objection.

     9. REGISTRATION OF SHARES. The Trust agrees that it will take all action necessary to register and qualify under the 1933 Act and applicable state Blue Sky Laws all shares which are to be made subject to any public offering or sale (subject to the necessary approval, if any, of its shareholders) so that there will be available for sale the number of Shares the Underwriter may reasonably be expected to sell. The Trust shall furnish to the Underwriter copies of all information, financial statements and other papers which the Underwriter may reasonably request for use in connection with the distribution of Shares of each Series of the Trust.

     10. REPURCHASE OF SHARES. The Underwriter as agent for the account of the Trust may repurchase Shares offered for resale to either of them, and redeem such Shares at their net asset value.

     11.  EXPENSES, COMPENSATION AND REIMBURSEMENTS.

          (a)  The Trust shall pay all fees and expenses:

               (i) in connection with the preparation, setting in type and filing of any registration statement, Prospectus and SAI under the 1933 Act, and any amendments thereto, for the registration of its shares;

               (ii) in connection with the registration and qualification of Shares for sale in the various states in which the Board of Trustees (the "Trustees") of the Trust shall determine it advisable to qualify such Shares for sale (including registering the Trust or Series as a broker or dealer or any officer of the Trust as agent or salesperson in any state);

               (iii) of  preparing,  setting in type,  printing  and mailing any report or other communication to shareholders of the Trust in their capacity as such; and

               (iv)  of  preparing,   setting  in  type,  printing  and  mailing
                     Prospectuses, SAI's, and any supplements thereto, sent to existing shareholders.

          (b)  The Underwriter shall pay costs of:

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

               (i) printing and distributing Prospectuses, SAI's and reports prepared for its use in connection with the offering of Shares for sale of the public;

               (ii)  any other literature used in connection with such offering;

               (iii) advertising in connection with such offering including, but not limited to public relations services, sales presentations, media charges, and preparation, printing and mailing of advertising and sales literature; data processing necessary to support a distribution effort; printing and mailing prospectuses to prospective investors; sales commissions; and distribution and shareholder servicing activities of broker-dealers and other financial institutions; and

               (iv) filing fees required by regulatory authorities for sales literature and advertising materials and any additional out-of-pocket expenses incurred in connection with these and any other costs of distribution.

          (c) In addition to the services describes above, the Underwriter will provide services including assistance in the production of marketing and advertising materials for the sale of Share of the Trust and the Underwriter will review them for compliance with applicable regulatory requirements, and submit them for required regulatory review.

          (d) In connection with the services to be provided by the Underwriter, and its costs assumed, under this Agreement, the Underwriter shall receive from the Trust such payments as shall be authorized to be paid by the Trust pursuant to any Plan of Distribution adopted by the Trust in accordance with the Rule 12b-1 under the 1940 Act, and reimbursement of such expenses of the Trust as may be paid by the Underwriter from time to time.

          (e) In connection with the services to be provided by the Underwriter under this Agreement, and payments to be made and expenses to be incurred by the parties under this Agreement, the Underwriter agrees to provide to the Board of Trustees of the Trust such information as may be required to be reviewed by the Trustees under Rule 12b-1 of the 1940 Act, including such financial information as may be required in connection with the adoption, supervision, or continuation of any Plan of Distribution of the Trust under such rule, or the adoption of any budget thereunder.

     12. INDEMNIFICATION OF THE TRUST. The Underwriter agrees to indemnify each Portfolio of the Trust and the Trust against any and all litigation and other legal proceedings of any kind of nature and against any liability, judgment, cost, or penalty imposed as a result of such litigation or proceedings in any way arising out of or in connection with the sale or distribution of the shares of such Portfolio by the Underwriter. In the event of the threat or institution of any such litigation or legal proceedings against any Portfolio, the Underwriter shall defend such action on behalf of the Portfolio or the Trust at the Underwriter's own expense, and shall pay any such liability, judgment, cost, or penalty resulting therefrom, whether imposed by legal authority or agreed upon by way of compromise and settlement; provided, however, the Underwriter shall not be required to pay or reimburse a Portfolio for any liability, judgment, cost, or penalty incurred as result of information supplied by, or as the result of the omission to supply information by, the Trust to the Underwriter, or to the Underwriter by a director, officer, or employee of the Trust who is not an "interested person," as defined in the provisions of the 1940 Act, of the Underwriter, unless the information so supplied or omitted was available to the

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

Underwriter or the Portfolio's investment adviser without recourse to the Portfolio or the Trust or any such person referred to above.

     13.  EFFECTIVENESS, TERMINATION.

          (a) This agreement shall become effective as of the date first written above, and unless terminated as provided, shall continue in force for two (2) years from the date of its execution and thereafter from year to year, provided continuance is approved at least annually by either (i) the vote of a majority of the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Trust, and (ii) the vote of a majority of those Trustees of the Trust who are not interested persons of the Trust and who are not parties to this Agreement or interested persons of any party, cast in person at a meeting called for the purpose of voting on the approval.

          (b) This Agreement shall automatically terminate in the event of its assignment. As used in this Section, the terms "vote of a majority of the outstanding voting securities," "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules enacted thereunder as now in effect or as hereafter amended.

          (c) In addition to termination by failure to approve continuance or by assignment, this Agreement may at any time be terminated without the payment of any penalty: (i) by the Trust (by the vote of a majority of the Trustees of the Trust who are not interested persons of the Trust, or by vote of a majority of the outstanding voting securities of the Trust or an affected series of the Trust) upon not less than sixty (60) days written notice to the affected party; and (ii) by the Underwriter upon not less than sixty (60) days written notice of the Trust.

     14. AMENDMENTS. The Underwriter and the Trust shall regularly consult with each other regarding the performance of their respective obligations and the Underwriter's compensation under the foregoing provisions. In connection therewith, the Trust shall submit to the Underwriter at a reasonable time in advance of filing with the SEC copies of any amended or supplemented registration statement of the Trust (including exhibits) under the 1933 Act, and the 1940 Act, and, a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Trust. Any change in such materials that would require any change in the Underwriter's obligations under the foregoing provisions shall be subject to the burdened party's approval, which shall not be unreasonably withheld. In the event that a change in such documents or in the procedures contained therein increases the cost or potential liability to the Underwriter in performing their obligations hereunder by more than an insubstantial amount, the Underwriter shall be entitled to receive reasonable compensation therefore.

     This Agreement may be amended at any time by mutual consent of the parties, provided that such consent on the part of the Trust shall have been approved (i) by the Trustees of the Trust, or by a vote of majority of the outstanding voting securities of the Trust, and (ii) by vote of a majority of the Trustees of the Trust who are not interested persons of the Underwriter or of the Trust cast in person at a meeting called for the purpose of voting on such amendment.

     15. NOTICE. Any notice under this Agreement shall be given in writing addressed to the party intended to receive such notice. Any notice may be hand delivered, or may be sent by registered or certified mail, postage prepaid, to the receiving party, at its principal place of business.

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

     16. SERVERABILITY. If any provision of the Agreement shall be held or made invalid by a court decision, statue, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     17. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Colorado.

     18. SHAREHOLDER LIABILITY. The Underwriter acknowledges that it has received notice of and accepts the limitations of liability set forth in the Trust's Agreement and Declaration of Trust. The Underwriter agrees that the Trust's obligations hereunder shall be limited to the assets of the Trust, and that the Underwriter shall have recourse solely against the assets of the Series with respect to which the Trust's obligations hereunder relate and shall have no recourse against the assets of any other Series or against any shareholder, Trustee, officer, employee, or agent of the Trust.

     19. MISCELLANEOUS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction of effect. This Agreement may be executed in two counterparts, each of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        IMPACT MANAGEMENT INVESTMENT TRUST


                                        By: /s/ A.J. Elko
                                            ------------------------------------

                                        IMPACT FINANCIAL NETWORK, INC.


                                        By: /s/ Charles Clark
                                            ------------------------------------

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                                   APPENDIX A
                                   ----------

                          Impact Total Return Portfolio
                                 IMPACT 25 Fund
                             IMPACT 25 Variable Fund
                        Schneider Large Cap Variable Fund

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